EXHIBIT 21.1
                    SUBSIDIARIES OF REGISTRANT
                PROFFITT'S, INC. AND SUBSIDIARIES


       Name of Subsidiary                    State of Incorporation

G.R. Herberger's, Inc.                             Delaware

McRae's, Inc.                                     Mississippi

McRae's of Alabama, Inc.                            Alabama

McRae's Stores Partnership, G.P.                   Mississippi

Parisian, Inc.                                      Alabama

Proffitt's Credit Corporation                        Nevada

Younkers Credit Corporation                         Delaware